                                                                     EXHIBIT 4.1


                              CONNETICS CORPORATION

                       INTERNATIONAL STOCK INCENTIVE PLAN

        1. Purposes of the Plan. The purposes of this International Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business internationally.

        2. Definitions. As used in this Plan, the following definitions shall apply:

           (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

           (b) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any jurisdiction other than the United States applicable to Awards granted to residents in such jurisdictions.

           (c) "Award" means the grant of an Option or Restricted Stock under the Plan.

           (d) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

           (e) "Board" means the Board of Directors of the Company.

           (f) "Code" means the United States Internal Revenue Code of 1986, as amended.

           (g) "Committee" means any committee appointed by the Board to administer the Plan.

           (h) "Common Stock" means the common stock of the Company.

           (i) "Company" means Connetics Corporation, a Delaware corporation.

           (j) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity, whether compensated for such services or not.

           (k) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave including any authorized leave (such as annual leave and long service leave) in any jurisdiction in which the Grantee resides.

           (l) "Corporate Transaction" means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the company's subsidiary corporations) to a person or persons that are not Related Entities;

               (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; and

               (iv) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

           (m) "Director" means a member of the board of directors of any Related Entity.

           (n) "Disability" means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

           (o) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

           (p) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

           (q) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

           (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be:

                      (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, the closing bid) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable; or

                      (B) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices of a Share on the last market trading day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported);

        in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

           (ii) In the absence of an established market for the Common
        Stock of the type described in (i), above, the Fair Market Value of the Common Stock shall be determined by the Administrator in good faith.

           (r) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

           (s) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

           (t) "Officer" means a person who is an officer of a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

           (u) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan and not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.


           (w) "Plan" means this International Stock Incentive Plan.

           (x) "Post-Termination Exercise Period" means the amount of time after the Termination Date during which the Grantee may exercise an Option, as specified in the Notice of Stock Option Award, subject to the terms of the Award Agreement.

           (y) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

           (z) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

           (aa) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

           (bb) "Share" means a share of the Common Stock.

           (cc) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

           (dd) "Termination Date" means the date on which the Grantee's Continuous Service terminates, whether by death, Disability or otherwise.

        3. Stock Subject to the Plan.

           (a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 250,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

           (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.

           (a) Plan Administrator.

               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

               (iii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

           (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator under this Plan), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time under this Plan;

               (ii) to determine whether and to what extent Awards are granted under this Plan;

               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted under this Plan;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions of any Award granted under this Plan and the Fair Market Value;

               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

               (vii) to implement a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price;

               (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

               (ix) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

               (x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

        5. Eligibility. Awards may be granted at the Company's sole discretion to Employees, Directors and Consultants who reside in jurisdictions other than the United States at the time of grant. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards, also at the Company's sole discretion. Awards granted to an Employee, Director or Consultant do not confer on the Grantee the right to receive or to be granted additional Awards or give rise to any obligation by the Company to make any additional Awards.

        6. Terms and Conditions of Awards.

           (a) Type of Awards. The Administrator is authorized under the Plan to award Options and Restricted Stock to Employees, Directors and Consultants who reside in jurisdictions other than the United States at the time of grant and may not award Options or Restricted Stock to any Employee, Director or Consultant who is then serving as a member of the Board or as an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

           (b) Designation of Award. Each Award shall be designated in the Award Agreement.

           (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award and payment contingencies.

           (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

           (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

           (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

           (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

           (h) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be 25,000 Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options for up to an additional 100,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately pursuant to Section 10 below in connection with any change in the Company's capitalization. In applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee.

           (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

           (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term may not be more than ten
(10) years from the date of grant thereof.

           (k) Transferability of Awards. Awards may be transferred by will, by the laws of descent and distribution, or during the lifetime of the Grantee by gift or through a court order in any divorce or custody proceeding to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

           (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

           (m) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

        7. Award Exercise or Purchase Price, Consideration and Taxes.

           (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               (i) In the case of an Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of other Awards, such price as is determined by the Administrator.

               (iii) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

           (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following; provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

               (i) cash;

               (ii) check;

               (iii) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Grantee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

               (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written or electronic instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written or electronic directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

               (v) a reduction in the amount of any Company liability to the Grantee, including any liability attributable to the Grantee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vi) any combination of the foregoing methods of payment; or

               (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

           (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations. Upon exercise of an Award, if required by Applicable Law, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

        8. Exercise of Award, Procedure for Exercise; Rights as a Stockholder.

           (a) Any Award granted under this Plan shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement. An Award may not be exercised for a fraction of a Share.

           (b) An Award shall be deemed to be exercised when (i) written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and
(ii) full payment is made for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10 below.

        9. Conditions Upon Issuance of Shares.

           (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant to the Award comply with all Applicable Laws to the satisfaction of legal counsel for the Company with respect to such compliance.

           (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of legal counsel for the Company, such a representation is required by any Applicable Laws.

        10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for:

           (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares;

           (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or

           (c) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction.

Conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" for purposes of this Section. The Administrator shall make such adjustment and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason of this Section shall be made with respect to, the number or price of Shares subject to an Award.

        11. Dissolution or Liquidation. In the event of the Company's proposed dissolution or liquidation, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Grantee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Shares covered by the Option, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or

Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed dissolution or liquidation.

        12. Corporate Transactions. In the event of a Corporate Transaction, the successor corporation or a Parent or Subsidiary of the successor corporation shall assume each outstanding Award or shall substitute an equivalent option or right. If the successor corporation or the Parent or Subsidiary of the successor corporation refuses to assume or substitute for the Award, the Grantee shall fully vest in and have the right to exercise the Award as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Administrator shall notify the Grantee in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

        13. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of ten
(10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        14. Amendment, Suspension or Termination of the Plan.

            (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, but not otherwise, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

            (c) No amendment, suspension or termination of the Plan (including termination of the Plan under Section 13 above) shall affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated. Notwithstanding the foregoing, with respect to any Award, the Grantee and the Administrator may mutually agree that such an amendment, suspension or termination of the Plan shall affect such Award, provided that the agreement must be in writing and signed by the Grantee and the Company, which writing and signature may be in electronic form.

        15. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

        16. Inability to Obtain Authority. If the Company is unable to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares under this Plan, if obtaining the necessary authority would, in the opinion of the Administrator, be unduly onerous or impractical for the Company, or if the issuance and sale of any Shares under this Plan would contravene Applicable Laws, the Company shall not have any liability in respect of the failure to issue or sell such Shares.

        17. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, and does not confer on any Grantee the right to continue as an Employee, Director or Consultant. This Plan does not affect any rights that the Company or any Related Entity may have to terminate the employment or office of any Employee or Director or the contract of any Consultant, and shall not interfere in any way with the Grantee's right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

        18. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the United States Employee Retirement Income Security Act of 1974, as amended.

        19. Contracts of Employment and Services and Other Rights. This Plan does not form part of any contract of employment or services between the Company or any Related Entity and any Employee, Director or Consultant. Nothing in this Plan confers on any Employee, Director or Consultant the right to receive any Awards. It is a condition of this Plan that the Plan may be terminated at any time at the discretion of the Board, and that no compensation, including under any employment or services contract, will arise as a result. This Plan may not be used to increase damages in any action that may be brought against the Company or any Related Entity in respect of the termination of the Grantee's Continuous Service.


                                      ****